Exhibit 4.2

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [            ]

ISIN [            ]1

[RULE 144A][REGULATION S] [GLOBAL] NOTE

representing up to

$[            ]

9 1 /4% Senior Notes due 2015

No.	[$	]

PINNACLE FOODS FINANCE LLC and PINNACLE FOODS FINANCE CORP.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                              United States Dollars] on April 1, 2015.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

[1]	1441A ISIN: US12347QAA13
144A CUSIP: 72347QAA1
Regulation S ISIN: USU72284AA72
Regulation S CUSIP: U72284 AA7

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated: [                        ]

PINNACLE FOODS FINANCE LLC

By:
Name:
Title:

PINNACLE FOODS FINANCE CORP.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Signatory

Dated: [                        ]

[Back of Note]

9 1/4% Senior Notes due 2015

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Pinnacle Foods Finance LLC, a Delaware limited liability company ( the “Company”), and Pinnacle Foods Finance Corp., a Delaware corporation (together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 9 1/4% per annum from April 2, 2007 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date shall be October 1, 2007. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuers issued the Notes under an Indenture, dated as of April 2, 2007 (the “Indenture”), among the Issuers, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Issuers’ designated as their 9 1/4% Senior Notes due 2015. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Except as described below under clauses 5(b) and 5(c) hereof, the Notes will not be redeemable at the Issuers’ option before April 1, 2011.

(b) At any time prior to April 1, 2011, the Issuers may redeem all or a part of the Notes, upon notice in accordance with paragraph 7, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) Until April 1, 2010, the Issuers may, at their option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued by them at a redemption price equal to 109.25% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds received by them from one or more Equity Offerings; provided that (i) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture remain outstanding immediately after the occurrence of each such redemption and (ii) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(d) On and after April 1, 2011, the Issuers may redeem the Notes, in whole or in part, upon notice in accordance with paragraph 7, to each Holder of Notes at the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on April 1 of each of the years indicated below:

Year	Percentage
2011	104.625%
2012	103.313%
2013 and thereafter	100.000%

(e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(f) Any redemption pursuant to Section 3.07 of the Indenture may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of an Equity Offering or other corporate transaction.

6. MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a

Redemption Date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with Applicable Procedures. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption, subject to the satisfaction of any conditions pursuant to Section 3.07(f) of the Indenture.

8. OFFERS TO REPURCHASE.

(a) Upon the occurrence of a Change of Control, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 of the Indenture, the Issuers shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 thereafter) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If the Issuers or any of their Restricted Subsidiaries consummate an Asset Sale, when the aggregate amount of the Excess Proceeds exceeds $25.0 million, the Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes (including any Additional Notes) that is at least $2,000 or an integral multiple of $1,000 in excess thereof and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount thereof (or accreted value, if less) plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate amount payable in respect of the Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuers shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis to the extent practicable based on the accreted value or principal amount of the Notes and such Pari Passu Indebtedness tendered or otherwise in accordance with Applicable Procedures. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereafter. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase with a Change of Control or an Asset Sale Offer, except for the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within twenty (20) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of April 2, 2007, among the Issuers, the Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).

15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

16. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuers at the following address:

Pinnacle Foods Finance LLC

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention: Prakash A. Melwani

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:_______________________________________________________________________

(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint________________________________________________________________________________________

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program
(or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10                ☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$______________________

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program
(or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.